Exhibit 2.4

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT, made and entered into effective as of the 28th day of June, 2011, by and among Donald W. Sapaugh, Al Denson (each a "Seller" and collectively, the "Sellers"), TrinityCare Senior Living, LLC, a Texas limited liability company ("TrinityCare"), University General Health System, Inc., a Nevada corporation ("UGHS"), and UGHS Senior Living, Inc., a Texas corporation ("UGHS Senior Living").

W I T N E S S E T H:

WHEREAS, as of the date hereof, the Sellers own the 100% of the total outstanding units of ownership interest of TrinityCare as follows;

Seller                                                      Percentage

Donald W. Sapaugh                                     65%

Al Denson                                                      35%

WHEREAS, UGHS wishes to purchase 51% of the ownership interest in TrinityCare from each Seller (the "Purchased Interest") upon the terms and conditions hereinafter set forth, and Seller desires to sell and transfer the same to UGHS upon such terms and conditions; and

WHEREAS, UGHS Senior Living is a wholly-owned subsidiary of UGHS;

NOW, THEREFORE, the parties hereto, in consideration of the agreements herein contained and the promises herein expressed and for other good consideration acknowledged by each of them to be satisfactory and adequate, do hereby agree as follows:

1. Sale and Purchase

.  Subject to the terms and conditions herein set forth, each of the Sellers hereby sell the Purchased Interest to UGHS, and UGHS hereby purchases the Purchased Interest from each of the Sellers.  TrinityCare hereby consents to such transfer subject to the terms and provisions hereof. As result of the purchase and sale of the Purchased Interest from each Seller as provided herein, the ownership of TrinityCare will be as follows:

Owner                                                                Percentage

UGHS                                                                51%

Donald W. Sapaugh                                      31.85%

Al Denson                                                      17.15%

Purchase Price; UGHS Interest; Terms of Payment; Adoption Agreement.
(a) The purchase price for the Purchased Interest to be paid to Seller by UGHS consists of an aggregate of 4,142,480 shares (the "Shares") of UGHS’ Common Stock, $0.001 par value per share (the "UGHS Common Stock"), to be issued by UGHS to the Sellers as follows:

Seller                                                      Number of Shares

Donald W. Sapaugh                                     2,809,162

Al Denson                                                      1,333,318

UGHS will issue the Shares to the Sellers as set forth above on the "closing date" (defined in Section 3 below). The parties hereto each acknowledge and agree that the Shares representing the consideration payable to Sellers, combined with the other covenants set forth in this Agreement, collectively constitute the fair market value of the Purchased Interest as of the closing date, and that no other valuation considerations or methodologies shall apply in connection with the transactions contemplated herein.

(b) As partial consideration for such purchase, the parties agree that (i) UGHS shall transfer the Purchased Interest to UGHS Senior Living immediately following the closing date and that upon such transfer, UGHS Senior Living will be bound by and subject to the terms of the Regulations of TrinityCare dated as of July 15, 2005 as amended (the "Trinity Care Regulations") and (ii) UGHS Senior Living shall join and adopt the TrinityCare Regulations by executing an Adoption Agreement simultaneously with the execution of this Agreement.

2. Closing

.  The closing of the transactions provided for in this Agreement shall occur simultaneously with the execution of this Agreement, and the date hereof is sometimes herein referred to as the "closing date."  At closing, the parties will effect the provisions of Section 2 above.  Without limiting the generality of the foregoing, Seller will deliver the Purchased Interest to UGHS and will execute and deliver such documents or other instruments as may be necessary or advisable in the opinion of UGHS to convey title to the Purchased Interest to UGHS free and clear of all liens and encumbrances of any kind.  UGHS shall issue the Shares to Sellers in the individual amounts set forth in Section 2(a) hereof and will execute and deliver a stock certificate in the name of each Seller and such other documents or other instruments as may be necessary or advisable in the opinion of each Seller to evidence the issuance of the Shares.  Each Seller and TrinityCare shall cause the TrinityCare Regulations and its books and records to reflect the transactions contemplated by this Agreement. TrinityCare hereby consents to the transfer of the Purchased Interest to UGHS and UGHS Senior Living.

3. Representations and Warranties of Seller.  As additional consideration hereunder, TrintyCare and the Sellers, jointly and severally, hereby represents and warrants to UGHS as follows:

(a) Title.  Each Seller holds of record and owns beneficially the Purchased Interest.  Each Seller is the sole and exclusive lawful owner of Purchased Interest free and clear of all encumbrances, with full power to vote all such interest on any matter than may properly come before each Seller and each Seller may exercise such voting power on any matter without violation of the rights of any person.
(b) Title Upon Conveyance.  Upon conveyance of the Purchased Interest by each Seller to UGHS, UGHS (or UGHS Senior Living, its assignee), shall have good, clear and unencumbered title to such Purchased Interest.

(c) Compliance with Other Instruments.  The authorization, execution and delivery of this Agreement will not constitute or result in a material default or violation of any law or regulation applicable to any Seller or TrinityCare or any material term or provision of any Seller's or TrinityCare’s current organization documents or bylaws, or any material agreement or instrument by which either of them is bound or to which their respective properties or assets are subject.

(d) Securities Law Matters.

(1)
In deciding to invest in the Shares, each Seller has carefully evaluated his financial resources, investment position and applicable regulatory requirements and the risks associated with the investment and (i) is able to bear the economic risks of this investment and able to hold such shares for an indefinite period of time and (ii) has sufficient net worth to sustain a loss of the entire investment in UHS in the event such loss should occur.

(2)
The Shares will be acquired for each Seller’s own account for investment and not with the view toward resale or redistribution in a manner which would require registration under the Securities Act of 1933, as amended, or state securities laws. Each Seller does not now have any reason to anticipate any change in circumstances or other particular occasion or event which would cause any Seller to attempt to sell the Shares.

(3)
Each Seller is familiar with the business and financial condition, properties, operations and prospects of UGHS, and, at a reasonable time prior to the execution of this Agreement, has received information about UGHS been afforded the opportunity to ask questions of and received satisfactory answers from the officers and partners of UGHS, concerning the business and financial condition, properties, operations and prospects of UGHS and concerning the terms and conditions of the offering of the Shares and has asked such questions and all such questions have been answered to the full satisfaction of each Seller.

(4)	Each Seller is an "accredited investor" as defined in the rules promulgated under Section 4(2) of the Securities Act of 1933, as amended.

Representations and Warranties of UGHS
.  As additional consideration hereunder, UGHS hereby represents and warrants to the Sellers and TrinityCare as follows:

(e) UGHS has all requisite authority to enter into this Agreement and to perform all the obligations required to be performed by UGHS hereunder.

(f) UGHS understands that the Purchased Interest is subject to significant transfer restrictions set forth in the TrinityCare Regulations.

(g) UGHS is an "accredited investor" as defined in the rules promulgated under Section 4(2) of the Securities Act of 1933, as amended.

(h) The Shares of UGHS Common Stock issuable pursuant to Section 2 are duly authorized and, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable.  Such shares of UGHS Common Stock have been duly reserved from UGHS’ authorized but unissued capital.

4. Compliance with Securities Laws.  Each Seller understands and agrees that the following restrictions and limitations are applicable to his purchase and his resales, pledges, hypothecations or other transfers of the Shares pursuant to the Securities Act of 1933, as amended:

(a) Each Seller agrees that the Shares shall not be sold, pledged, hypothecated or otherwise transferred unless registered under the Securities Act of 1933, as amended and applicable state securities laws or exempted therefrom.

(b) As an inducement to the parties to consummate the transactions contemplated by this Agreement, each Seller will not, during the period beginning on the date that is 6 months following the closing date and ending 12 months thereafter (the "Lock Up Period") (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option, or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Shares or any securities convertible into or exercisable or exchangeable for the Shares (including, without limitation, the Shares which may be deemed to be beneficially owned by Seller in accordance with the rules and regulations of the Securities and Exchange Commission) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequence of ownership of the Shares, whether any such transaction described in (1) or (2) is to be settled by delivery of any of the Shares or such other securities.  Notwithstanding the foregoing, UGHS hereby agrees to release the restrictions in this paragraph for any transaction described in (1) or (2) for up to (but not exceeding) 1/12 of the Shares per month (on a non-cumulative basis) during the Lock Up Period.

(c) A legend in substantially the following form applies to the Shares and has been or will be placed on the certificates representing the Shares:

THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE OWNERSHIP INTERESTS HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF UGHS' COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.
ANY DISPOSITION, GRANT OR OTHER TRANSFER OF ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS, AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK UP AGREEMENT, CONTAINED IN A PURCHASE AND SALE AGREEMENT EXECUTED BY THE RECORD HOLDER HEREOF, A COPY OF WHICH WILL BE MAILED TO ANY HOLDER OF THIS CERTIFICATE WITHOUT CHARGE AFTER RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR.

5. Covenants Not to Compete

.

(a) For the considerations specified in this Agreement and in recognition that the covenants by Sellers in this Section are a material inducement to UGHS to enter into and perform this Agreement, during the five-year period commencing on the date hereof, neither Seller will represent, engage in, carry on, or have a financial interest in, directly or indirectly, individually, as a member of a partnership or limited liability company, equity owner, shareholder (other than as a shareholder of less than one percent of the issued and outstanding stock of a publicly-held company whose gross assets exceed $200 million), investor, officer, director, trustee, manager, employee, agent, associate or consultant, any business that involves the senior or assisted living or any business that involves the rendition of services to any of such businesses anywhere in the world.

(b) Each Seller agrees that the limitations set forth herein on their rights to compete with UGHS and its affiliates as set forth in clause are reasonable and necessary for the protection of UGHS and its affiliates.  In this regard, each Seller specifically agrees that the limitations as to period of time and geographic area, as well as all other restrictions on their activities specified herein, are reasonable and necessary for the protection of UGHS and its affiliates.  Each Seller agrees that, in the event that the provisions of this Section should ever be deemed to exceed the scope of business, time or geographic limitations permitted by applicable law, such provision shall be and are hereby reformed to the maximum scope of business, time or geographic limitations permitted by applicable law.

If there shall be any violation of the covenant not to compete set forth in this Section, then the time limitation thereof shall be extended for a period of time equal to the period of time during which such violation continues; and in the event UGHS or its affiliates is required to seek relief from such violation in any court, board of arbitration or tribunal, then the covenant shall be extended for a period of time equal to the pendency of such proceedings, including all appeals.
(c) Each Seller agrees that the remedy at law for any breach by either of them of this Section will be inadequate and that UGHS or its affiliates shall be entitled to injunctive relief.

6. Notices

.  Any notice, report or demand required or permitted by any provision of this Agreement shall be deemed to have been sufficiently given for all purposes if it is given in person or sent by certified mail, postage and charges prepaid.

7. Amendments

.  This Agreement may be amended only by a written instrument duly executed by or on behalf of all of the parties hereto.

8. Effect of this Agreement

.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns, and this Agreement is not intended to confer upon any person other than the parties hereto and their heirs, successors and assigns any rights or remedies under or by reason of this Agreement.

9. Entire Agreement

.  This Agreement and all the instruments and documents furnished pursuant hereto contain the entire agreement among the parties and supersedes any prior arrangement or understandings with respect to the Membership Interests acquisition.

10. Applicable Law

.  This Agreement is governed by the laws of the State of Texas.

11. Assignment

.  This Agreement is personal to Seller and he shall not assign any of his rights or delegate any of his duties hereunder without the prior written consent of UGHS. UGHS may assign any of its rights or delegate any of its duties hereunder to any of its subsidiaries or other affiliates without prior consent.

12. Multiple Counterparts

.  This Agreement may be executed in multiple counterparts, any one or more of which may contain the signature of any party hereto.  All of such counterparts taken together shall constitute a complete executed original of this Agreement, dated as of the date written above.

Remainder of Page Intentionally Left Blank.
Signatures Page Immediately Follows.

IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first above written.

SELLERS:

/s/ Donald W. Sapaugh
                                                                                               DONALD W. SAPAUGH (individually)

/s/ Al Denson
                                                                                               AL DENSON (individually)

TRINITYCARE:

TRINITYCARE SENIOR LIVING, LLC

By:  /s/ Donald W. Sapaugh
Name:   Donald W. Sapaugh
Title:   CEO/Member/Manager

UGHS:

UNIVERSITY GENERAL HEALTH
 SYSTEM, INC.

By:    /s/ Hassan Chahadeh
Name:  Hassan Chahadeh
Title:    Chairman/President/CEO

UGHS SENIOR LIVING:

UGHS SENIOR LIVING, INC.

By:    /s/ Hassan Chahadeh
Name:  Hassan Chahadeh
Title:    President

Signature Page to Purchase and Sale Agreement